EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADDED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Peoples Financial Services Corp. (the “Company”) for the period ended December 31, 2008, as filed with the Securities and Exchange Commission (the “Report”), I, Richard S. Lochen, Jr., Chief Executive Officer/President, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  To my knowledge, the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

By/s/	Richard S. Lochen, Jr. Chief Executive Officer/President

Date: March 16, 2009